December 21, 1998


The Board of Directors and Selling Stockholders
California Pro Sports, Inc.
1221-B South Batesville Road
Greer, South Carolina  29650

         Re:      Registration Statement on
                  Form S-3 ("Registration Statement")
Gentlemen:


         You have asked for our opinion regarding the legality of an estimated 4,608,262 Shares of common stock, $.01 par value including 3,200,000 shares, issuable upon conversion of the Series B 4% Convertible Preferred Stock and the Series C 4% Convertible Preferred Stock, 1,208,262 shares of common stock held by certain shareholders, and 200,000 shares issuable upon exercise of options, all as set forth in the Registration Statement.


         As your counsel, we have reviewed and examined:

         1.       The Certificate of Incorporation of the Corporation;

         2.       The Bylaws of the Corporation;

         3.       A copy of certain resolutions of the Corporation;

         4.       The Registration Statement; and

     5. The Certificate of Designations filed with the Delaware Secretary of State describing the terms of the Series B and C Stock.

         In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

         Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the Registration Statement, if sold as described in the Registration Statement will be legally issued, and since the Series B and Series C stock has been fully paid for, fully paid and nonassessable.

         No opinion is expressed herein as to the application of state securities or Blue Sky laws.

        We consent to the reference to our firm name
in the Prospectus filed as a part of the Registration Statement and the use of our opinion in the Registration Statement. In giving these consents, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,


HAND & HAND